Exhibit 19

  Ford Credit Auto Owner Trust 2005-A
  Monthly Servicing Report


  Collection Period                                                                                                  November, 2005
  Distribution Date                                                                                                      12/15/2005
  Transaction Month                                                                                                              11

  I. ORIGINAL DEAL PARAMETERS
  ---------------------------
                                          Dollar Amount       # of Contracts
  Original Portfolio:                  $4,811,414,707.71              254,927
  Original Securities:                                             Dollar Amount          Coupon              Legal Final Maturity
   Class A-1 Notes                                                 $723,000,000.00         2.620%                September 15, 2005
   Class A-2 Notes                                                1,549,000,000.00         3.080%                     July 15, 2007
   Class A-3 Notes                                                1,383,000,000.00         3.480%                 November 15, 2008
   Class A-4 Notes                                                  620,000,000.00         3.720%                  October 15, 2009
   Class B Notes                                                    135,000,000.00         3.880%                  January 15, 2010
   Class C Notes                                                     90,000,000.00         4.080%                     June 15, 2010
   Class D Certificates                                              90,000,000.00         7.000%                     July 15, 2011
                                                                     -------------
      Total                                                      $4,590,000,000.00



  II. COLLECTIONS
  ---------------
  Interest:                                                Simple Interest Loans       Precomputed Loans                     Total
  Interest Collections                                              $11,560,149.96                    $0.00          $11,560,149.96
  Repurchased Loan Proceeds Related to Interest                           1,534.38                     0.00                1,534.38
                                                                          --------                     ----                --------
      Total                                                         $11,561,684.34                    $0.00          $11,561,684.34
  Servicer Advances:
  Principal Advances                                                         $0.00                    $0.00                   $0.00
  Interest Advances                                                   2,529,189.95                     0.00            2,529,189.95
                                                                      ------------                     ----            ------------
      Total                                                          $2,529,189.95                    $0.00           $2,529,189.95
  Principal:
  Principal Collections                                             $75,971,115.70                    $0.00          $75,971,115.70
  Prepayments in Full                                                40,863,160.12                     0.00           40,863,160.12
  Prepayments in Full Due to Administrative Repurchases                       0.00                     0.00                    0.00
  Repurchased Loan Proceeds Related to Principal                        176,792.97                     0.00              176,792.97
  Payahead Draws                                                              0.00                     0.00                    0.00
                                                                              ----                     ----                    ----
      Total                                                        $117,011,068.79                    $0.00         $117,011,068.79
  Liquidation Proceeds                                                                                                $1,704,281.27
  Recoveries from Prior Month Charge-Offs                                                                                128,696.88
                                                                                                                         ----------
      Total Principal Collections                                                                                   $118,844,046.94
  Principal Losses for Collection Period                                                                              $3,077,432.54
  Total Regular Principal Reduction                                                                                 $120,088,501.33
  Total Collections                                                                                                 $132,934,921.23



  III. FUNDS AVAILABLE FOR DISTRIBUTION
  -------------------------------------
  Total Collections                                                                                                 $132,934,921.23
  Reserve Account Release                                                                                                      0.00
  Reserve Account Draw                                                                                                         0.00
  Clean-up Call                                                                                                                0.00
                                                                                                                               ----

      Total                                                                                                         $132,934,921.23






                                                          Page 1



  Ford Credit Auto Owner Trust 2005-A
  Monthly Servicing Report

  Collection Period                                                                                                  November, 2005
  Distribution Date                                                                                                      12/15/2005
  Transaction Month                                                                                                              11

  IV. DISTRIBUTIONS
  -----------------
  Servicing Fee:                                Amount Due          Amount Paid            Shortfall
   Total Amount                               $2,730,941.66        $2,730,941.66                $0.00
   Amount per $1,000 of Original Balance               0.59                 0.59                 0.00






                                                                                                                      Change in
  Noteholders Interest:            Amount Due          Amount Paid           Shortfall  Carryover Shortfall Carryover Shortfall
   Class A1 Notes                         $0.00               $0.00                  $0.00                $0.00               $0.00
   Class A2 Notes                  1,907,762.81        1,907,762.81                   0.00                 0.00                0.00
   Class A3 Notes                  4,010,700.00        4,010,700.00                   0.00                 0.00                0.00
   Class A4 Notes                  1,922,000.00        1,922,000.00                   0.00                 0.00                0.00
   Class B Notes                     436,500.00          436,500.00                   0.00                 0.00                0.00
   Class C Notes                     306,000.00          306,000.00                   0.00                 0.00                0.00
                                     ----------          ----------                   ----                 ----                ----
      Total                       $8,582,962.81       $8,582,962.81                  $0.00                $0.00               $0.00

  Certificateholders Interest:

   Class D Certificates                $525,000.00         $525,000.00               $0.00                $0.00               $0.00
                                       -----------         -----------               -----                -----               -----

  Total Note and Cert. Interest:     $9,107,962.81       $9,107,962.81               $0.00                $0.00               $0.00

  Total Available for Principal Distribution $121,096,016.76 Principal Distribution Amounts
   First Priority Distribution Amount                  $0.00
   Second Priority Distribution Amount                  0.00
   Third Priority Distribution Amount          12,158,913.23
   Regular Principal Distribution Amount       97,513,341.31
                                               -------------
      Principal Distribution Amount          $109,672,254.54

  Noteholder Principal Distributions:
   Class A1 Notes                                                 $0.00
   Class A2 Notes                                        109,672,254.54
   Class A3 Notes                                                  0.00
   Class A4 Notes                                                  0.00
   Class B Notes                                                   0.00
   Class C Notes                                                   0.00
                                                                   ----
      Total Note Principal Paid                         $109,672,254.54

  Certificateholder Principal Distributions:
   Class D Certificates                                           $0.00
                                                                  -----

  Total Note and Certificate Principal Paid:            $109,672,254.54

  Collections Released to Seller                         $11,423,762.22
  Reserve Release                                                 $0.00
  Total Available for Distribution          $132,934,921.23
  Total Distribution (incl. Servicing Fee)  $132,934,921.23

  Ford Credit Auto Owner Trust 2005-A
  Monthly Servicing Report

  Collection Period                                                                                                  November, 2005
  Distribution Date                                                                                                      12/15/2005
  Transaction Month                                                                                                              11


  V. DISTRIBUTION PER $1,000 OF ORIGINAL BALANCE
  ----------------------------------------------
                                                            Principal                Interest                   Total
                                                         Distribution            Distribution             Distribution
  Class A1 Notes                                                $0.00                   $0.00                    $0.00
  Class A2 Notes                                                70.80                    1.23                    72.03
  Class A3 Notes                                                 0.00                    2.90                     2.90
  Class A4 Notes                                                 0.00                    3.10                     3.10
  Class B Notes                                                  0.00                    3.23                     3.23
  Class C Notes                                                  0.00                    3.40                     3.40
                                                                 ----                    ----                     ----
      Total Notes                                              $24.37                   $1.91                   $26.28

  Class D Certificates                                          $0.00                   $5.83                    $5.83
                                                                -----                   -----                    -----

  Total Notes and Certificates:                                $23.89                   $1.98                   $25.88


  VI. POOL BALANCE AND PORTFOLIO INFORMATION
  ------------------------------------------
                                                  Beginning of Period                                 End of Period
                                                     Balance       Pool Factor                      Balance        Pool Factor

  Aggregate Balance of Notes                $2,971,284,212.78       0.6602854              $2,861,611,958.24        0.6359138

  Class A1 Notes                                         0.00       0.0000000                           0.00        0.0000000
  Class A2 Notes                               743,284,212.78       0.4798478                 633,611,958.24        0.4090458
  Class A3 Notes                             1,383,000,000.00       1.0000000               1,383,000,000.00        1.0000000
  Class A4 Notes                               620,000,000.00       1.0000000                 620,000,000.00        1.0000000
  Class B Notes                                135,000,000.00       1.0000000                 135,000,000.00        1.0000000
  Class C Notes                                 90,000,000.00       1.0000000                  90,000,000.00        1.0000000
  Class D Certificates                          90,000,000.00       1.0000000                  90,000,000.00        1.0000000
                                                -------------       ---------                  -------------        ---------

      Total                                 $3,061,284,212.78       0.6669465              $2,951,611,958.24        0.6430527


  Portfolio Information
  Weighted Average Coupon (WAC)                          5.14%                                           5.14%
  Weighted Average Remaining Maturity (WAM)              43.49                                           42.65
  Remaining Number of Receivables                      206,972                                         203,231
  Portfolio Receivable Balance               $3,277,129,986.01                               $3,157,041,484.68



  VII. OVERCOLLATERALIZATION INFORMATION
  --------------------------------------
  Specified Overcollateralization Amount                                                                      $7,513,341.31
  Specified Credit Enhancement Amount                                                                        $31,570,414.85
  Yield Supplement Overcollateralization Amount                                                             $197,916,185.13
  Target Level of Overcollateralization                                                                     $205,429,526.44

  Ford Credit Auto Owner Trust 2005-A
  Monthly Servicing Report

  Collection Period                                                                                                  November, 2005
  Distribution Date                                                                                                      12/15/2005
  Transaction Month                                                                                                              11

  VIII. RECONCILIATION OF RESERVE ACCOUNT
  ---------------------------------------
  Beginning Reserve Account Balance                                                                          $24,057,073.54
  Specified Reserve Account Balance                                                                           24,057,073.54
  Reserve Release Amount                                                                                               0.00
  Reserve Account Draws                                                                                                0.00
  Interim Reserve Account Balance                                                                             24,057,073.54
  Reserve Account Deposits Made                                                                                        0.00
                                                                                                                       ----
  Ending Reserve Account Balance                                                                             $24,057,073.54
  Change in Reserve Account Balance                                                                                   $0.00

  IX. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
  ---------------------------------------------

  Liquidation Proceeds                                                                                                $1,704,281.27
  Recoveries from Prior Month Charge-Offs                                                                               $128,696.88
  Total Principal Losses for Collection Period                                                                        $3,077,432.54
  Charge-off Rate for Collection Period (annualized)                                                                          0.46%
  Cumulative Net Losses for all Periods                                                                              $10,568,639.54


  Delinquent Receivables:                                                            # of Contracts                         Amount
  31-60 Days Delinquent                                                                         2,002                $32,799,833.30
  61-90 Days Delinquent                                                                           259                 $4,450,681.01
  91-120 Days Delinquent                                                                          105                 $2,124,338.62
  Over 120 Days Delinquent                                                                        133                 $2,549,295.98

  Repossesion Inventory                                                                           246                 $4,611,889.07


  Ratio of Net Losses to the Average Pool Balance:
  Second Preceding Collection Period                                                                                        0.6153%
  Preceding Collection Period                                                                                               0.5646%
  Current Collection Period                                                                                                 0.4642%
  Three Month Average                                                                                                       0.5480%

  Ratio of 60+ Delinquent Contracts to Outstanding Receivables:

  Preceding Collection Period                                                                                               0.2034%
  Current Collection Period                                                                                                 0.2445%
  Three Month Average                                                                                                       0.2038%













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



  Ford Credit Auto Owner Trust 2005-A
  Monthly Servicing Report

  Collection Period                                                                                                  November, 2005
  Distribution Date                                                                                                      12/15/2005
  Transaction Month                                                                                                              11

  Worksheet Information
  ---------------------

  Servicer Advances                                                           Simple Interest Loans              Precomputed Loans
  Beginning Servicer Advances                                                           $7,696,572.18                         $0.00
  New Advances                                                                           2,500,138.18                          0.00
  Servicer Advance Recoveries                                                            2,150,660.31                          0.00
                                                                                         ------------                          ----
  Ending Servicer Advances                                                              $8,046,050.05                         $0.00

  Current Month Interest Advances for Prepaid Loans                                        $29,051.77                         $0.00

  Payahead Account
  Beginning Payahead Account Balance                                                                                          $0.00
  Additional Payaheads                                                                                                         0.00
  Payahead Draws                                                                                                               0.00
                                                                                                                               ----
  Ending Payahead Account Balance                                                                                             $0.00
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